UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 26, 2005

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

On May 26, 2005, TECO Energy, Inc. (“TECO Energy” or the “company”) completed an institutional private placement of $200 million aggregate principal amount of 6.75% Notes due 2015 (the “Notes”), which resulted in net proceeds to the company of approximately $198.2 million.

The Notes were issued as part of TECO Energy’s debt redemption and refinancing plan. The company intends to use the net proceeds of the offering in the short-term, together with cash on hand, to redeem in full the $380 million aggregate principal amount of its 10.5% notes due 2007 as further described in Item 8.01 below. Thereafter, the company also intends to use cash generated during 2005 to call and retire in December 2005 approximately $100 million of the $200 million aggregate stated liquidation amount outstanding of the 8.5% trust preferred securities of TECO Capital Trust I. (The 8.5% trust preferred securities would be called and retired by redeeming the company’s underlying 8.5% junior subordinated notes maturing in 2041 when they become available for redemption in December 2005.) As additional cash becomes available in 2006, the company also intends to call and retire the remaining outstanding 8.5% trust preferred securities. The effect of these transactions, therefore, will be to refinance the 8.5% trust preferred securities.

On May 26, 2005, the company entered into a tenth supplemental indenture (the “Indenture”) with The Bank of New York, as trustee, relating to the Notes. The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act. A copy of the Indenture (including the form of 6.75% Note due 2015) is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Notes mature on May 1, 2015 and bear interest at a rate of 6.75% per annum, which is payable semi-annually on May 1 and November 1 of each year, beginning November 1, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The terms of the Indenture will, among other things, limit the company’s ability to incur certain liens, subject to a number of exceptions.

The company may redeem all or any part of the Notes at its option at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of Notes to be redeemed or (ii) the net present value of the remaining payments of principal and interest on the Notes to be redeemed, discounted at an applicable treasury rate (as defined in the Indenture), plus 50 basis points; in either case, the redemption price would include accrued and unpaid interest to the redemption date.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) TECO Energy fails to pay any interest on (or additional payments pursuant to the registration rights agreement as discussed below with respect to) the Notes when due, and such failure has continued for 30 days; (ii) TECO Energy fails to pay principal of or premium, if any, on the Notes when due; (iii) TECO Energy fails to perform any other covenant in the

Indenture (other than a covenant included in the Indenture solely for the benefit of a series of debt securities other than the Notes), and such failure has continued for 90 days after the company receives written notice as provided in the Indenture; or (iv) certain events of bankruptcy or insolvency of TECO Energy described in the Indenture.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind and annul that declaration and its consequences.

On May 26, 2005, in connection with the issuance of the Notes, the company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with UBS Securities LLC (as representative of the Purchasers named therein). Pursuant to the terms of the Registration Rights Agreement, the company agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of identical exchange notes registered under the Securities Act on or prior to 90 days after May 26, 2005. The company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective on or prior to 180 days after May 26, 2005. Under certain circumstances, the company may be required to provide a shelf registration statement to cover resales of the Notes. If the company fails to satisfy certain filing and other obligations with respect to the exchange (each such failure, a “Registration Default”), including the failure to consummate the exchange offer within 30 business days of the effectiveness of the registration statement with respect to an offer to exchange, the company will be obligated to make additional payments with respect to the Notes following a Registration Default in an amount starting at 0.25% per year, potentially increasing to up to 1.0% per year, until all Registration Defaults have been cured. A copy of the Registration Rights Agreement is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The description above is qualified in its entirety by the Indenture and Registration Rights Agreement filed herewith as exhibits.

This report is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to non-U.S. persons in offshore transactions in reliance on Regulation S. The Notes have not been registered under the Securities Act or any state securities laws, and, unless so registered, the Notes may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This report contains forward-looking statements regarding the application of the net proceeds. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements are those relating to the company’s future results contained in the “Investment Considerations” attached as Exhibit 99.4 to the company’s Current Report on Form 8-K dated May 23, 2005. They should be considered in connection with evaluating forward-looking statements contained in this report and otherwise made by or on behalf of TECO Energy since these factors could cause actual results and conditions to differ materially from those projected in those forward-looking statements.

Section 2 – Financial Information

Item 2.03: Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 is hereby incorporated by reference.

Section 8 – Other Events

Item 8.01: Other Events

On May 26, 2005, TECO Energy called for redemption all $380 million aggregate principal amount of its 10.5% Notes due 2007. The redemption date has been set for June 27, 2005 at a redemption price equal to the greater of (i) 100% of the principal amount of outstanding Notes or (ii) the net present value of the remaining payments of principal and interest on the 10.5% Notes due 2007, discounted at an applicable treasury rate calculated on the third business day before the redemption date, plus 50 basis points. In addition, in either case, the company will pay accrued and unpaid interest on the redeemed notes up to the redemption date. The company expects to record a pretax charge in continuing operations of approximately $75 million, or $0.22 per share, for debt extinguishment related to the redemption of the $380 million of 10.5% notes in the second quarter of 2005, including approximately $57 million for the expected redemption premium and a non-cash charge of $18 million related to the remaining unamortized debt premium. This charge is expected to be more than offset by a gain in discontinued operations that the company expects to record upon the final transfer of the Union and Gila River power stations to the lenders, which is expected to be completed Jun. 1, 2005 for an effective date of May 31, 2005.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(c)	Exhibits

4.1	Tenth Supplemental Indenture dated as of May 26, 2005 between TECO Energy, Inc. and The Bank of New York, as trustee, supplementing the Indenture dated as of August 17, 1998 (including the form of 6.75% Note).

10.1	Registration Rights Agreement dated as of May 26, 2005 between TECO Energy, Inc. and UBS Securities LLC (as representative of the Purchasers named therein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2005	TECO ENERGY, INC.
(Registrant)

/s/ S.W. CALLAHAN
S.W. CALLAHAN Vice President – Treasury and
Risk Management (Treasurer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
4.1	Tenth Supplemental Indenture dated as of May 26, 2005 between TECO Energy, Inc. and The Bank of New York, as trustee, supplementing the Indenture dated as of August 17, 1998 (including the form of 6.75% Note).

10.1	Registration Rights Agreement dated as of May 26, 2005 between TECO Energy, Inc. and UBS Securities LLC (as representative of the Purchasers named therein).